EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 6, 1999 relating to the financial statements, which appears in The Sports Authority, Inc.'s Annual Report on Form 10-K for the year ended January 29, 2000. We also consent to the reference to us under the heading "Independent Certified Public Accountants" in such Registration Statement.

                                            /s/ PRICEWATERHOUSECOOPERS LLP


Fort Lauderdale, Florida

February 27, 2001